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MARNETICS BROADBAND TECHNOLOGIES LTD.
(Name of Registrant as Specified in Its Charter)

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if other than the Registrant)

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MARNETICS BROADBAND TECHNOLOGIES LTD.
10 HAYETZIRA STREET
P.O. BOX 2640
RA'ANANA, ISRAEL 43000

October 24, 2002

To the Shareholders of Marnetics Broadband Technologies Ltd.:

                Marnetics Broadband Technologies Ltd. ("Marnetics" or the "Company") will hold an Annual General Meeting of Shareholders on Tuesday, November 26, 2002 at 11:00 A.M. at Hotel CEYLAN INTERCONTINENTAL, Asker Ocagi Cad. No:1 Taksim 80200, Istanbul, Turkey, Tel: +90 212 231 2121, Fax: +90 212 231 2180.

               At the Annual General Meeting you will be asked to (1) elect members of the Board of Directors, (2) ratify the appointment of the Company's independent accountants and to authorize the Board of Directors of the Company to fix their compensation, (3) approve an amendment to the Company's Articles of Association to allow for the Company to insure, indemnify and exempt the directors and officers to the maximum as allowed under Israeli Company law, (4) authorize the Company to insure directors and officers, including the newly elected directors and officers, for the years 2002, 2003 to the maximum extent permitted under Israeli Company law or any successor law, and to empower the audit committee of the Company to approve payment of insurance premiums above the shareholder limit approved today, if required in the future, (5) indemnify the directors and officers, including the newly elected directors and officers, to the maximum extent permitted under Israeli Company law or any other successor law, (6) approve the exemption of the directors and officers from personal liability to the Company and for monetary damages resulting from breach of their duty of care (7) ratify the following transactions: (a) Amendment to the asset sale agreement of the electrical business in year 2001, (b) Services agreement with Netlogic Ltd. which is controlled by Menachem Reinschmidt, a major shareholder, director and CEO of the Company, (c) Extension of the services agreement with Netlogic Ltd. which is controlled by Menachem Reinschmidt, a major shareholder, director and CEO of the Company, and (8) approve the Company's Operation Plan for the years 2002, 2003.

            The official Notice of Annual General Meeting, Proxy Statement and Proxy are included with this letter. Please give all the information contained in the proxy materials your careful attention.

            Please use this opportunity to take part in the affairs of Marnetics. Whether or not you plan to attend the Annual General Meeting, please complete, sign, date and return the accompanying proxy in the enclosed self-addressed, stamped envelope. Returning your proxy does not deprive you of your right to attend the Meeting and to vote your shares in person. Your vote is very important. We appreciate your interest in Marnetics and consideration of this matter.

Very truly yours,

/s/ Menachem Reinschmidt
MENACHEM REINSCHMIDT
Director and Chief Executive Officer

MARNETICS BROADBAND TECHNOLOGIES LTD.

NOTICE OF 2002 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, NOVEMBER 26, 2002

            The 2002 Annual General Meeting of the Shareholders (the "General Meeting") of Marnetics Broadband Technologies Ltd., an Israeli company (the "Company"), will be held on Tuesday, November 26, 2002 at 11:00 a.m. at Hotel CEYLAN INTERCONTINENTAL, Asker Ocagi Cad. No:1 Taksim 80200, Istanbul, Turkey, Tel: +90 212 231 2121, Fax: +90 212 231 2180, for the purpose of receiving and considering the Consolidated Financial Statement of the Company for the year ended December 31, 2001 and considering and voting upon the following matters:

            1.   To elect two (2) Directors to the Board of Directors for one-year terms as well as one (1) External Director to the Board of Directors to serve a term of three (3) years;

            2.   To ratify the selection of Deloitte Touche Tohmatsu Brightman Almagor & Co. as independent auditors of the Company for the year ending December 31, 2002, and to authorize the Board of Directors to fix their compensation;

            3.   Approve an amendment to the Company's Articles of Association to allow for the Company to insure, indemnify and exempt the directors and officers to the maximum as allowed under Israeli Company law;

            4.   To authorize the Company to insure directors and officers, including the newly elected directors and officers, for the years 2002, 2003 to the maximum extent permitted under Israeli Company law or any successor law, and to empower the audit committee of the Company to approve payment of insurance premiums above the shareholder limit approved today, if required in the future;

            5.   To indemnify the directors and officers, including the newly elected directors and officers, to the maximum extent permitted under Israeli Company law or any other successor law;

            6.   To approve the exemption of the directors and officers from personal liability to the Company for monetary damages resulting from breach of their duty of care;

            7.    To ratify the following transactions:

            (a)   Amendment to the asset sale agreement of the electrical business in year 2001;

            (b)   Services agreement with Netlogic Ltd., which is controlled by Menachem Reinschmidt, a major shareholder, director and CEO of the Company;

            (c)   Extension of the services agreement with Netlogic Ltd. which is controlled by Menachem Reinschmidt, a major shareholder, director and CEO of the Company;

             8.    To approve the Company's Operational Plan for the years 2002, 2003;

             9.   To transact such other business as may properly come before the General Meeting or any adjournment thereof.

            The Board of Directors unanimously recommends that you vote FOR the nominees as directors, FOR the selection of Deloitte Touche Tohmatsu Brightman Almagor & Co. as independent public auditors of the Company for the fiscal year ending December 31, 2002 and authorization of the Board of Directors to fix their compensation, FOR the amendment of the Company's Articles of Association regarding the Directors' and Officers' insurance, FOR the Directors' and Officers' insurance to the maximum permitted under Israeli Companies Law, FOR the indemnification of the Directors' and Officers', to the maximum extent permitted under Israeli Companies Law, FOR the exemption of the Directors' and Officers from personal liability to the Company and for monetary damages resulting from breach of their duty of care, For the ratification of the following transactions: (a) the addendum to the asset sale agreement of the electrical business in year 2001; (b) the services agreement with Netlogic Ltd. which is controlled by Menachem Reinschmidt a major shareholder, director and CEO of the Company; (c) the extension of the services agreement with Netlogic Ltd. which is controlled by Menachem Reinschmidt a major shareholder, director and CEO of the Company; (d) and FOR the approval of the Company's Operational Plan for the years 2002, 2003.

            The Board of Directors of the Company knows of no other matter to come before the General Meeting. However, if any matters requiring a vote of the shareholders arise, it is the intention of the persons named in the enclosed form of Proxy to vote such Proxy in accordance with their best judgment, including any matters or motions dealing with the conduct of the General Meeting.

            The Board of Directors has fixed the close of business on October 23, 2002 as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of and to vote at the Annual General Meeting or any adjournment thereof.

            A copy of the Company's 2001 Annual Report on Form 20-F, which contains consolidated financial statements and other information of interest to shareholders, is being mailed with this Notice and the enclosed Proxy Statement on or about Thursday, October 24, 2002 to all shareholders of record on the Record Date.

By order of the Board of Directors,

/s/ Menachem Reinschmidt
October 24, 2002	Menachem Reinschmidt
Director and Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE
PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED
PROXY IN THE ACCOMPANYING ENVELOPE.

MARNETICS BROADBAND TECHNOLOGIES LTD.

10 HAYETZIRA STREET
P.O. BOX 2640
RA'ANANA, ISRAEL 43000

PROXY STATEMENT
FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, NOVEMBER 26, 2002

            This proxy statement (the "Proxy Statement") and the enclosed form of proxy are being furnished by the Board of Directors (the "Board of Directors" or "Board") of Marnetics Broadband Technologies Ltd. ("Marnetics" or the "Company"), in connection with the Company's Annual General Meeting of Shareholders (the "General Meeting") to be held on Tuesday, November 26, 2002 at 11:00 A.M. at Hotel CEYLAN INTERCONTINENTAL, Asker Ocagi Cad. No: 1 Taksim 80200, Istanbul, Turkey, Tel: +90 212 231 2121, Fax: +90 212 231 2180, or any adjournment or postponement thereof.

            All proxies will be voted in accordance with the instructions of the shareholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting and at the discretion of the proxy holders on any other matter that may properly come before the General Meeting or any adjournment or postponement thereof. A shareholder may revoke any proxy at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the General Meeting. Attendance at the General Meeting will not itself be deemed to revoke a proxy unless the shareholder gives affirmative notice at the General Meeting that the shareholder intends to revoke the proxy and vote in person.

            On October 23, 2002, the record date for determination of shareholders entitled to vote at the General Meeting, there were outstanding and entitled to vote an aggregate of 7,362,390 Ordinary Shares of the Company, NIS 0.08 par value per share (the "Ordinary Shares"). Each share entitles the record holder to one vote on each of the matters to be voted upon at the General Meeting.

            THE NOTICE OF THE GENERAL MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY AND THE COMPANY'S 2001 ANNUAL REPORT ON FORM 20-F TO SHAREHOLDERS ARE BEING MAILED TO SHAREHOLDERS ON OR ABOUT OCTOBER 24, 2002. THE SHAREHOLDERS CAN OBTAIN THE EXHIBITS TO THE FORM 20-F FROM THE SEC's WEBSITE AT WWW.SEC.GOV. OR FROM THE COMPANY UPON REQUEST AND WITH THE PAYMENT OF AN APPROPRIATE PROCESSING FEE. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, ATTENTION OF THE CHIEF FINANCIAL OFFICER.

CAUTIONARY STATEMENTS

            The disclosure and analysis in this Proxy Statement contains statements relating to results including certain projections and business trends that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes," "anticipates," "plans," "intends," "expects" and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to, changes in economic conditions and competitive pressures within the Company's markets, as well as other risks and uncertainties detailed from time to time in the filings of the Company with the Securities and Exchange Commission, including, but are not limited to the risks detailed in the Company's Annual Report on Form 20-F under "Item 3: Key Information -Risk Factors".

VOTES REQUIRED

            Two (2) shareholders holding or representing thirty three and a third percent (33 1/3%) of the total voting rights of the Company shall constitute a quorum for the transaction of business at the General Meeting. Shareholders present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum exists at the General Meeting.

            All proposals to be voted upon at the Meeting will require the affirmative vote of the holders of a majority of the voting rights in the Company present or represented by proxy and voting on the matter. In addition, Proposal No. 1 regarding the election of an External Director to the Board of Directors must also either (i) be approved by one-third (1/3) of the shares voting at the meeting by shareholders who are not controlling shareholders of the Company ("Non-controlling Shareholders"), or (ii) not be disapproved by Non-controlling Shareholders representing more than one percent (1%) of the voting rights in the Company. Furthermore, Proposal No. 4 regarding the insurance of directors and officers, Proposal No. 5 regarding the indemnification of directors and officers, Proposal No. 6 regarding the exemption of directors and officers, Proposal No. 7(b) regarding the approval of the Services agreement with Netlogic Ltd., and Proposal No. 7(c) regarding the approval of the Extension of the Services agreement with Netlogic Ltd. must also either (i) be approved by one-third (1/3) of the shares voted at the meeting by shareholders who have no personal interest in such proposal (the "Disinterested Shareholders"), or (ii) not be disapproved by the Disinterested Shareholders representing more than one percent (1%) of the voting rights in the Company Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

            There are currently four (4) members serving on the Board of Directors, Messrs. Menachem Reinschmidt, Pekka Roine, David Sheetrit and Moshe Rubin as External Director.

            At the General Meeting, the Board of Directors proposes the re-election of two (2) directors: Menachem Reinschmidt, and Pekka Roine, each of whose term will expire at the 2003 General Meeting of Shareholders and until his successor is elected and qualified. All have been nominated for reelection at the General Meeting.
            Mr. Rubin, who serves as an External Director, was previously elected to the Board and is presently serving a five-year term. Mr. Rubin was elected to the Board on October 4, 1999.
            On October 13, 2002, Mr. Yossi Shelly resigned from his office as External Director. The Board of Directors is proposing Dr. Ora Setter, a well-known business consultant, to fill the position of second External Director.
            Each nominee has indicated his or her willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

            The shares in the enclosed proxy will be voted FOR the persons nominated, unless a vote is withheld for any or all of the individual nominees. Each member of the Board of Directors, including those who are nominees for election as Directors, has provided the following information concerning his respective name, age (as of October 23, 2002), length of service as a director of the Company, principal occupation and business experience for at least the past five years and the names of other publicly held companies of which he serves as a director.

PROPOSED NOMINEES

Name	Age	Since	Position

Menachem Reinschmidt	42	2001	Director and Chief Executive Officer
Pekka Roine	57	2002	Director
Dr. Ora Setter..................	51	2002	External Director

EXTERNAL DIRECTOR

Name	Age	Since	Position

Moshe Rubin..........................	50	1999	External Director

PROPOSED NOMINEES

            Menachem Reinschmidt, Director of the Company since 2001, Director of Marnetics Ltd., and Director of Marnetics, Inc, is currently Chief Executive Officer of the Company and currently oversees all technology development activities of the Company. Mr. Reinschmidt established Marnetics in 1998, and was the first Chief Executive Officer of Marnetics. One of the leading data communication experts in Israel, Mr. Reinschmidt has 17 years of experience in the most advanced fields of computer networks, including design, analysis, integration and development. His expertise incorporates advanced networking topics, including frame relay, TCP/IP, Internet architecture, ATM, Local Area Networks, routers and switches, voice-over IP, etc. Prior to founding Marnetics, from 1993 to 1997 Mr. Reinschmidt was President of ATLan, a software development company located in Tel Aviv. He is a lecturer and the author of the Hebrew bestseller Local Area Networks for PC and Compatibles.

            Pekka Roine, Director of the Company and Director of Marnetics Ltd. since July 2002, joined Prime Technology Ventures in 1999 as a General Partner. Pekka has served as chairman or director of numerous technology companies, including Solid, VistaCom, Metorex, AudioSoft, Buscom, Idesco, and Tunturi. He is also a founder of the Health On the Net foundation. Previously, Pekka held senior executive positions at Digital Equipment Corporation for 22 years including General Manager Finland, and he was the corporate director worldwide for the Travel and Transportation Industry. He holds an M.Sc and a B.Sc in Physics from the University of Helsinki in Finland. He is also a graduate of the Stanford Executive Program.

            Dr. Ora Setter, nominated to fill position of External Director of the Company, currently serves also as External Director on the board of directors of Israeli Ligtharege and Supply Ltd. and Ravad Ltd., two publicly traded companies in the Tel-Aviv stock market. Dr. Setter has 20 years of experience in performing consulting to variety of large enterprises in Israel including the major industrial companies and as well as political parties. Dr. Setter established few start-up companies in the area of knowledge management and e-learning. She is a very active lecturer in Israel and in international conferences. Dr. Setter has 10 years position of lecturer in the Business School of Management at Tel Aviv University. Dr. Setter received her doctorate of business from the Business School of Management at Tel Aviv University.

Recommendation of Board of Directors

            The Board of Directors unanimously recommends that the shareholders of the Company vote FOR the proposals to elect each nominee for Director named above.

EXTERNAL DIRECTORS

            Moshe Rubin, External Director of the Company since 1999, currently serves as a Financing Consultant for the Jerusalem branch of Pama Car Financing. For 15 years, he operated the Dihatsu car dealership, which he opened in Herzliya. He has also sold used cars, car parts and accessories, as well as worked in car maintenance.

            If elected, Dr. Ora Setter will fill the position of second External Director. The business experience for Dr. Setter is included in the previous section with the other director nominees.

            Changes in the Composition of the Board of Directors during the Year 2002

            During 2002 Mr. Jacob Ben Gur, former Chairman of the Board, Mr. Moshe Kessner, and Mr. Joshua Piasetzky has resigned from the office as directors. Each of the above resignations were for personal reasons and neither of the directors had disagreements with the Company on any matter relating to the Company's operations, policies or practices.

            On July 2002, Mr. Pekka Roine joined the Board of Directors and replaced Mr. Ilja Bobbert as a Director.

            On October 22, 2002, Mr. David Sheetrit joined the Board of Directors temporarily until the Annual General Meeting.

            On October 13, 2002, Mr. Yossi Shelly resigned from his office as External Director. The Board of Directors is recommending that Dr. Ora Setter be chosen as the second External Director to fill Mr. Shelly's position.

            Under the Israel Companies Law (the "Companies Law"), public companies are required to elect two external directors who must meet specified standards of independence. Companies that are registered under the laws of Israel and whose shares are listed for trading on a stock exchange external of Israel, such as the Company, are defined as public companies and under such definition are subject to the requirement of electing two external directors. An external director may not have had during the previous two years any economic relationship with the Company. Controlling shareholders of a company, 50% shareholders, and their relatives or employees cannot serve as external directors. External directors are elected by shareholders. No individual shall be appointed as an external director if his other positions or affairs create or are liable to create a conflict of interest with his position as director, or if they are liable to constrain his ability to serve as director. The shareholders voting in favor of their election must include at least one-third of the shares of the non-controlling shareholders of the Company who are present at the meeting. This minority approval requirement need not be met if the total shareholdings of the non-controlling shareholders who vote against their election represent 1% or less of all of the voting rights in the Company. Under the Companies Law, external directors serve for a three-year term, which may be renewed for only one additional three-year term.

            Two External Directors, Messrs. Rubin and Shelly (Mr. Shelly resigned on October 2002) were appointed on October 4, 1999 before the adoption of the Companies Law and under the previous Israeli corporate laws. Since then Pursuant to the provisions of the Companies Law an external director appointed in accordance with the provisions of the former corporate governance law shall be deemed an external director appointed in accordance with the provisions of the Companies Law however the term of appointment shall be for a five-year period therefore the external directors of the Company shall remain in office until 2004.

            Under the Companies law, external directors can be removed from office only by the same special percentage of shareholders as can elect them, or by a court, and then only if the external directors cease to meet the statutory qualifications with respect to their appointment or if they violate their duty of loyalty to the Company. If, when an external director is elected, all members of the board of directors of a company are of one gender, the external director to be elected must be of the other gender. Any committee of the board of directors must include at least one external director. An external director is entitled to compensation as provided in regulations adopted under the Companies Law and is otherwise prohibited from receiving any other compensation, directly or indirectly, in connection with such service.

            The Company's Amended and Restated Articles of Association provides that the Board of Directors shall consist of a minimum of two (2) and a maximum of eleven (11) directors. Each director, except for External Directors, shall serve as a director from the time of appointment until the next Annual General Meeting. As mentioned above, External Directors elected after the adoption of the Companies Laws in 2000 shall hold office for 3 year terms and an External Director elected under the previous Israeli corporate statute, the Companies Ordinance, such as the Company's outside director, Moshe Rubin, shall serve for five-year terms, until 2004. Dr. Ora Setter, if elected, will serve for three-year terms or until 2005.

            The Amended and Restated Articles of Association provides that directors may be removed only for cause by a majority of shareholders. The Companies Law also provides that a director shall be removed from office in one of the following events: (i) if he has resigned or removed in accordance with the provisions stated therein; (ii) upon conviction for a criminal offence as detailed therein; (iii) in the event that a court has ordered his removal; (iv) in the event that he has been declared bankrupt.

            Term and Rights to Designate Board Members

            The Articles of Association of the Company provide that each director is elected for a period of one year at the Company's annual meeting of shareholders and serves until the next such meeting or until his or her successor is duly elected and qualified. Directors may be re-elected annually without limitation.

            The Company's directors, with the exception of two external directors representing the public (who are paid in accordance with the provisions of the Companies Law, as defined below), do not currently receive any compensation for their services as directors. Certain shareholders and option-holders of the Company the right to nominate and, pursuant to shareholder agreements, have elected their designees for the Company's Board of Directors.

            Until November 25, 2001, ISG Solid Capital Markets, LLC, the representative of several investors in our initial public offering, had the right, at its option, to designate one director to the Board of Directors, which director will be reasonably acceptable to the Board of Directors. The Company had agreed to pay such director or non-voting advisor an attendance fee of $1,500 per meeting of the Board of Directors. There currently is no such designated member of the Board and accordingly the right has expired.

            The former Marnetics Subsidiary shareholders agreed that they will vote in favor of certain nominees for Director of the Company as follows: (i) one nominee designated by ECI Telecom Ltd. ("ECI") in the event that ECI holds 12.5% of the issued and outstanding share capital of the Company, or two nominees in the event that ECI holds 25% of the issued and outstanding share capital of the Company, (ii) one nominee designated by STI Ventures Investments No. 2 B.V. ("STI"), as long as STI holds not less than 5% of the outstanding share capital of the Company, as well as STI can appoint one member as an observer to the Board of Directors of the Company, (iii) one nominee, currently Mr. Pekka Roine, designated collectively by Prime Technology Ventures NV, Docor International BV and Ronchal Investments NV, as long as the Docor Group holds no less than 5% of the outstanding share capital of the Company, and (iv) one nominee designated by Linkware Ltd. (a company under the control of Mr. Reinschmidt) as based on an agreement between the shareholders. To date, STI has not yet designated a nominee for the Company's board and ECI has only designated one director nominee Mr. Joshua Piasetzky that served until October 7, 2002.

Alternate Directors

            The Articles of Association of the Company provide that any director may, by written notice to the Company, appoint another director or any other person to serve as an alternate director, and may cancel such appointment. An alternate director has the number of votes equivalent to the number of directors who appointed him. The term of appointment of an alternate director may be for one meeting of the Board of Directors or for a specified period.

EXECUTIVE OFFICERS

            The following table sets forth certain information regarding the executive officers of the Company as of October 23, 2002.

Name		Position

Menachem Reinschmidt	42	Director and CEO
David Sheetrit	40	Director and Chief Operating Officer
Ilan Hadar	38	Chief Financial Officer
Hanoch Newman	37	Vice President - Research and Development

            The biography for Mr. Reinschmidt is included in the previous section with the other director nominees.

            David Sheetrit, Chief Operating Officer, has served as the Company's Acting Chief Executive Officer and Chief Operating Officer during 2001, and also served as Director of Marnetics Ltd. Mr. Sheetrit serves also as a Director of Marnetics Inc. During 2000 Mr. Sheetrit served as the Chief Operating Officer of Linkware Ltd. Before joining Marnetics, Mr. Sheetrit was Head of the Tel Aviv Branch of the College of Management since 1995. In this capacity he supervised the operations, investments, marketing activities and academic programs of the College, which is comprised of 3,000 students and 200 faculty and staff. Mr. Sheetrit has lectured at various colleges and academies and served as an independent organizational and business consultant to various organizations and institutions. Mr. Sheetrit has expressed his will to serve in the Company until December 31, 2002.

            Ilan Hadar, Chief Financial Officer of the Company, is responsible for financial management and control and has been with the Company since May 2002. Mr. Hadar possesses ten years of experience in financial management positions with particular expertise in facilitating initial public offerings, merger and acquisitions, and maintaining shareholder and investor relationships. Additionally, Mr. Hadar has extensive experience in managing the operations of publicly traded enterprises in various operating sectors. Prior to joining the Company, Mr. Hadar served as the Chief Financial Officer of Kardan Technologies Ltd (TASE: KRTC) where he participated in the team that led the initial public offering of the company. Mr. Hadar was also a member of the investment activities team of the company in the e-commerce sector. Prior to Kardan Technologies Mr. Hadar spent several years with Nessuah Zannex Ltd. (TASE: NESU), a leading Israeli full service brokerage house, the Israeli representative of US Bancorp Piper Jaffray and Invesco. Mr. Hadar led the merger between Nessuah and Zannex to form the current structure of that company. Mr. Hadar is a Certified Public Accountant (Israel and USA) and holds M.B.A. in Finance and B.A. in Economics & Accounting from the Hebrew University in Jerusalem.

            Hanoch Newman, Vice President Research and Development, joined Marnetics in June 2000 as its Vice President of Research and Development. He is a specialist in real-time systems, embedded systems, UNIX/WIN, C++/C communication, and device drivers. He also has vast experience in computer programming, with expertise in TCP/IP and other Internet and Communication protocols, as well as system management. His past experience includes serving as Project Manager at Elron Software NCC from 1999 to 2000, R&D Manager at CT Motion (start-up) from 1998 to 1999, and CTO and MIS in the Israeli Air Force for five years prior thereto. He holds a B.A. in Computer Sciences.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation of Executive Officers

            For the year ended December 31, 2001, the aggregate amount of compensation paid by the Company to all directors and officers as a group was approximately $799,761 including amounts set aside or accrued to provide pension, retirement or similar benefits on behalf of all of the Company's directors and executive officers during the year 2001. The company expects that the amount of compensation paid by the Company to all directors and officers as a group during 2002 will be lower significantly, and will be further lowered during 2003.

Employment Agreements

            On July 30, 2001, the Company entered into an Agreement, which provides, in part, that beginning on September 1, 2001, Mr. Shlomo Harari will be the Company's Chief Executive Officer during the term of the agreement, in consideration for the following:

  The NIS equivalent of US $12,000 per month.

  Options for the purchase of up to 50,000 Ordinary Shares of the Company with an exercise price of $0.02 per share which will vest in eight (8) biannual installments beginning on March 1, 2002, and additional options for the purchase of up to 50,000 Ordinary Shares upon achievement of certain sales and Company financing milestones in 2002. Such options will be subject to the 2001 Stock Option Plan of the Company.

            The term of the Agreement was for 6 months, following which Mr. Harari and the Company parties agreed to terminate the relationship.

            As detailed in Proposal No. 7 (b), effective December 2, 2001, Marnetics Ltd. entered into a services agreement with Netlogic Ltd., a company under the control of Menachem Reinschmidt, and provides on a non-exclusive basis, executive managerial and other related services with respect to the Company, Marnetics Ltd. and any of its affiliated companies, as may be prescribed from time to time by the board of directors of Marnetics, in consideration for the following:

  To pay a monthly amount in NIS equivalent to US$11,000 (the “Service Fee”), plus value added tax, if applicable, and subject to withholding of taxes at source. Such amount shall be paid within seven (7) days of the submission of a valid tax receipt with respect to services rendered in the previous calendar month. The “NIS equivalent” shall be determined in accordance with the Representative Rate known as of the last day of the month prior to payment. Due to the high level of personal trust and the substantial management skills and discretion required with respect to rendition of the Services, the parties agree that no additional amounts shall be payable to the Representative apart from those detailed below.

  To provide an automobile (the “Vehicle”) for use by the Representative in accordance with the prevailing procedures of the Company. The Representative shall ensure that the Vehicle shall be driven cautiously with due concern for persons and properties. The use of the Vehicle shall be in accordance with all traffic laws and regulations. The Representative shall ensure the proper maintenance of the Vehicle. The Company shall reimburse all actual expenses incurred by the Representative directly in connection with use of the Vehicle, excluding any fines, which are the sole obligation of the Representative to pay in a timely fashion. All tax consequences of the benefits of use of the Vehicle pursuant to this provision shall be borne by the Consultant. The Company is authorized to withhold at source such amounts of income tax, as it deems appropriate in connection therewith.

  The Consultant shall not be entitled to any additional payments with respect to medical, life or disability insurance, Managers Insurance, retirement benefits, or any amounts with respect to severance, recuperation, sickness or vacation or any other amounts whatsoever.

            The term of this Agreement shall terminate in December 2002, unless terminated earlier in accordance with this Agreement. One month prior to the expiration of this Agreement, the parties shall commence negotiations with respect to any future relationship.

            Either party may terminate this Agreement without cause upon an advance written notice of at least 30 days. In such event, the Consultant shall be entitled to all compensation due for such period and the Consultant shall assist as necessary with respect to the transfer of responsibilities to a person designated by the Company.

            The Board of Director after receiving the approval of the Audit Committee, decided to approve the extension of the agreement with Netlogic Ltd. for another six (6) months, starting December 2, 2002, as detailed in Proposal No. 7 (c). The role of Mr. Reinschmidt during the extension period will be to hold the office of Active Chairman of the Board of Directors on a fifty percent basis part time position. The duties of the Active Chairman will be to run the Company's strategic issues such as: partnerships, investments and selling the Company's technology and intellectual property. The compensation for such duties will be a monthly gross fee of $5,000 (five thousand dollars) plus Value Added Tax. In addition, the Company will supply Mr. Reinschmidt with a leased car and cell phone.

Director Compensation

            Under the Companies Law, External directors are entitled to annual compensation plus a per meeting attendance fee. The Company currently pays its External directors an annual fee of NIS 14,420 (US $3,100) and a per meeting attendance fee of NIS 915 (US $200). Other than its External directors, the Company's directors do not currently receive any compensation for their services as directors.

PROPOSAL NO. 2
RATIFICATION OF THE SELECTION OF AUDITORS

            The Board of Directors has selected Deloitte Touche Tohmatsu Brightman Almagor & Co. as independent public auditors of the Company for the year ending December 31, 2002, subject to ratification by shareholders at the General Meeting. If the shareholders do not approve the selection of Deloitte Touche Tohmatsu Brightman Almagor & Co., the Board of Directors will reconsider the matter.

Independent Auditors Fees

            Deloitte Touche Tohmatsu Brightman Almagor & Co. billed Marnetics Ltd. an aggregate of $27,384 in fees for professional services rendered in connection with the audit of the Marnetics Ltd.'s financial statements for the recent fiscal year 2001. Deloitte Touche Tohmatsu Brightman Almagor & Co. billed the Company an aggregate of $4,370 in fees for other services rendered to the Company and its affiliates for the fiscal year ended December 31, 2001.

Recommendation of Board of Directors

            The Board of Directors believes that approval to ratify the selection of Deloitte Touche Tohmatsu Brightman Almagor & Co. as the auditors is in the best interest of the Company and its shareholders and therefore, unanimously recommends that the shareholders vote "FOR" the approval of the auditors and authorization of the Board of Directors to fix their compensation.

PROPOSAL NO. 3
AMENDMENT TO THE COMPANY'S ARTICLES OF ASSOCIATION

Reason for the Amendment to the Articles of Association

The Company's Articles of Association currently provides that:

INDEMNITY AND INSURANCE OF OFFICERS

    99.    The Company may, to the maximum extent permitted by the Companies Law:

            (a) enter into a contract for the insurance of the liability, in whole or in part, of any of its Officers,

            (b) may indemnify an Officer of the Company post factum; and

            (c) may indemnify an Officer of the Company in advance for the following events:

(i)	Any financial obligation imposed on an Officer in favor of a third party by a court judgment, including a compromise judgment approved by court (provided that the Company approved the compromise in advance) or an arbitrator's award approved by court (provided that it was given pursuant to arbitration agreed to by the Company in advance), for an act or omission performed by an Officer in his capacity as an Officer.; and

(ii)	reasonable legal expenses, including attorneys' fees, expended by or charged to an Officer or adjudicated against an Officer by a court in a proceeding commenced against an Officer by the Company or on its behalf or by another person, or in a criminal charge from which an Officer was acquitted, or in a criminal charge that does not require intent, in which an Officer was convicted, all for an act or omission performed in his capacity as an Officer.

Such indemnity shall apply in certain foreseeable events and up to a feasible amount under the circumstances, as determined by the Board.

            The Company desires to provide to the fullest extent allowed under Israeli Companies Law a change of language to provide provisions which endeavor to limit personal liability of an office holder towards the Company and shareholders regarding insurance coverage, indemnification and exemption from duty of care. Therefore, the desires to amend Article 99 of the Articles of Association of the Company effective as of October 6, 2002 to the following:

Insurance, Indemnification And EXEMPTION OF OFFICERS

    99.

99.1	Insurance - Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Company may enter into an agreement to insure an Officer for any liability that may be imposed on such Officer in connection with an act performed by such Officer in such Officer’s capacity as an Officer of the Company, with respect to each of the following: (i) breach of the duty of care of the Officer towards the Company or towards another person; (ii) breach of the fiduciary duty towards the Company, provided that the Officer acted in good faith and had reasonable grounds to assume that the action in question would not be detrimental to the best interests of the Company; and (iii) a financial obligation imposed on the Officer for the benefit of another person.

99.2	Indemnification - Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Company may indemnify any Officer to the fullest extent permitted by the Companies Law. The Board of Directors may resolve retroactively to indemnify an Officer with respect to the following liabilities and expenses, provided that such liabilities or expenses were imposed on such Office Holder in such Officer’s capacity as an Office Holder of the Company: (i) a monetary liability imposed on an Officer pursuant to a judgment in favor of another person, including a judgment imposed on such Officer in a compromise or in an arbitration decision that was approved by a court of law; and (ii) reasonable legal expenses, including attorney’s fees, which the Officer incurred or with which the Office Holder was charged by a court of law, in a proceeding brought against the Office Holder, by the Company or by another on behalf of the Company, or in a criminal prosecution in which the Office Holder was acquitted, or in a criminal prosecution in which the Officer was convicted of an offense that does not require proof of criminal intent. The Company may undertake in advance to indemnify an Officer for those liabilities and expenses described in this Article 99, provided that such undertaking shall be limited to (i) the type of events that in the opinion of the Board of Directors can be foreseen at the time of such undertaking, and (ii) to an amount that the Board of Directors has determined to be reasonable under the circumstances. In addition, the Company may indemnify an Officer of the Company after the fact.

99.3	Exemption From Duty Of Care - Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Board of Directors may resolve in advance to exempt an Officer from all or part of such Officer’s responsibility or liability for damages caused to the Company due to any breach of such Officer’s duty of care towards the Company.

Recommendation of Board of Directors

            The Board of Directors of the Company unanimously recommends that the shareholders of the Company vote FOR the approval of the amendment to the Company's Articles of Association.

PROPOSALS NO. 4
DIRECTORS' AND OFFICERS' INSURANCE COVERAGE

            The Company desires to provide to the fullest extent allowed under Israeli Companies Law to limit personal liability of an office holder towards the Company and shareholders regarding insurance coverage.

            Pursuant to the Companies Law, approval of the Company's audit committee and the Company's Board of Directors and, in specified circumstances, by the Company's shareholders, must be obtained for the procurement of insurance coverage for, the Company's office holders.

            Therefore, the Company would like to enter into an agreement to insure an Officer for any liability that may be imposed on such Officer in connection with an act performed by such Officer in such Officer's capacity as an Officer of the Company, with respect to each of the following: (i) breach of the duty of care of the Officer towards the Company or towards another person; (ii) breach of the fiduciary duty towards the Company, provided that the Officer acted in good faith and had reasonable grounds to assume that the action in question would not be detrimental to the best interests of the Company; and (iii) a financial obligation imposed on the Officer for the benefit of another person.

            The Company purchased during 2001 a directors and officers liability insurance policy for the period of February 20, 2001 until February 19, 2002. The Company paid for the policy $94,976. The policy gives coverage of five million dollars.

            The Company renewed the policy until March 12, 2002 for a total sum of $168,510.

            The Company recorded an expense during the fiscal year 2001 in the sum of $84,281 for the Company's directors and officers' liability insurance policy.

Recommendation of Board of Directors

            The Board of Directors of the Company unanimously recommends that the shareholders of the Company vote FOR the approval of the Company to insure directors and officers, including the newly elected directors and officers, for the years 2002, 2003 to the maximum extent permitted under Israeli Company law or any successor law, and to empower the audit committee of the Company to approve payment of insurance premiums above the shareholder limit approved today, if required in the future.

PROPOSAL NO. 5
INDEMNIFCATION OF NEWLY ELECTED DIRECTORS

            The Company may indemnify an office holder against:

  a financial liability imposed on him in favor of another person by any judgment, including a settlement or an arbitrator’s award approved by a court in respect of an act performed in his capacity as an office holder; and

  reasonable litigation expenses, including attorneys’ fees, expended by such office holder or charged to him by a court, in proceedings the Company institutes against him or instituted on the Company’s behalf or by another person, or in a criminal charge from which he was acquitted, or a criminal charge for which he was convicted, providing such charge does not require proof of criminal intent.

            These provisions are specifically limited in their scope by the Companies Law, which provides that a company may not indemnify an office holder, nor enter into an insurance contract, which would provide coverage for any monetary liability incurred as a result of any of the following:

  a breach by the office holder of his duty of loyalty unless the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

  a breach by the office holder of his duty of care if such breach was done intentionally or in disregard of the circumstances of the breach or our consequences;

  any act or omission done with the intent to derive an illegal personal benefit; or

  any fine levied against the office holder.

            In addition, pursuant to the Companies Law, approval of the Company's audit committee and the Company's Board of Directors and, in specified circumstances, by the Company's shareholders, must be obtained for the indemnification of, and procurement of insurance coverage for, the Company's office holders for the following actions:

  breach of duty of care by any office holder owed to the Company or any other person;

  breach of fiduciary duty by any office holder owed to the extent that such office holder acted in good faith and had a reasonable basis to assume that the action would not prejudice the Company; and

  any financial liability imposed on any office holder for the benefit of a third party as a result of any act or omission such office holder committed as an office holder of the Company.

            As a result of a Shareholders' Resolution dated September 14, 2001, the Company has entered into an indemnification agreement with the officers and directors of the Company as of December 2001 and intends to enter into an agreement with each new director, subject to shareholder approval. Such agreements contain provisions which endeavor to limit the personal liability of the officers and directors, both to the Company and to our shareholders, for monetary damages resulting from breaches of certain of their fiduciary duties as directors and officers of the Company. In particular, such agreements provide that the Company will indemnify such individuals to the fullest extent permitted by the Companies Law, as such rights shall from time to time be amended or limited, against all expense, liability, and loss reasonably incurred or suffered by the indemnitee as a result of serving as an officer or director or employee of the Company, or any affiliate thereof or any other entity at the request of the Company.

            In addition, the Company has obtained reimbursement indemnity insurance to reimburse directors and officers of the Company for losses sustained as a result of any claim arising from a wrongful act, individually or collectively, in the discharge of their duties or in breach of their fiduciary duties solely in their capacity as officers and directors of the Company, and to reimburse the Company for losses sustained as a result of any claim arising from any such wrongful act where an indemnity has been given or lawfully is required to be given to officers or directors of the Company.

            Consequently, under the Company's Amended Articles of Association, the Company may indemnify its officers and directors for financial obligations imposed on them in favor of a third party by a court judgment, including a compromise judgment or a court-approved arbitrator's decision, as well as for concomitant reasonable legal expenses, including attorney's fees, as a result of any claim arising from a wrong act in the discharge of their duties in their capacity as officers or directors of the Company which could materially adversely affect the business, prospects, financial condition, or results of operations of the Company.

            Furthermore, the ability of United States shareholders to recover monetary damages from officers and directors of the Company for certain breaches of their fiduciary duties may be significantly limited.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable in the United States.

Recommendation of Board of Directors

            The Board of Directors of the Company unanimously recommends that the shareholders of the Company vote FOR the approval of the Company to indemnify the directors and officers, including the newly elected directors and officers, to the maximum extent permitted under Israeli Company law or any other successor law.

PROPOSAL NO. 6
EXEMPTION OF DIRECTORS AND OFFICERS

            Based on Provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Board of Directors is recommending in advance to exempt from all or part of such Officer's responsibility or liability for damages caused to the Company due to any breach of such Officer's duty of care towards the Company.

            The Company, though, will not exempt an office holder for any monetary liability incurred as a result of a breach by the office holder of his duty of loyalty, or a breach by the office holder of his duty of care if such breach was done intentionally, or any act or omission done with the intent to derive an illegal personal benefit.

Recommendation of Board of Directors

            The Board of Directors of the Company unanimously recommends that the shareholders of the Company vote FOR the approval of the Company for the exemption of the directors and officers from all or part of personal liability to the Company for monetary damages resulting from breach of their duty of loyalty, duty of care, and any act or omission except that done with the intent to derive an illegal personal benefit.

PROPOSAL NO. 7
APPROVAL OF TRANSACTIONS

(a) Addendum with Idan Millenium Investments and Assets Ltd - Sale of Electrical Business

            Effective March 2001 the Company sold to Idan Millenium Investments and Assets Ltd., a company under the control of Mr. Strikovsky, all the fixed assets, inventories, other assets and liabilities and related goodwill, in the amount of $2,000,000, relating to the electrical operations for a consideration of $597,000 (based on the then exchange rates). The consideration is payable in 25 monthly installments of $24,000 commencing February 1, 2002. In May 2002 the Company signed an addendum with Idan Millenium Investments and Assets Ltd to change the terms of payments to such that the first 11 installments will be reduced to $7,000 (based on the then exchange rates) each and the remaining 14 installments will be of $37,000. In addition, the Purchaser has also assumed approximately $715,000 of liabilities related to the Electrical Business. The Company, considering the collectability probability, decided to establish an allowance on the amount not yet collected. See "the Company's Annual Report Form 20-F Item 8B - Significant Changes and Item19 - Exhibit 10.7."

            Idan Millenium Investments and Assets Ltd paid the first eight installments relating to February 2002 up to September 2002 in full.

Recommendation of Board of Directors

            The Board of Directors believes that ratification of the transactions is in the best interest of the Company and its shareholders and therefore, unanimously recommends that the shareholders vote "FOR" the proposal to ratify the Amendment to the asset sale agreement of the electrical business in year 2001.

(b) Netlogic Ltd. Services Agreement.

            Effective December 2, 2001, Marnetics Ltd. entered into a services agreement with Netlogic Ltd., a company under the control of Menachem Reinschmidt, a major shareholder, director and CEO of the Company, and provides on a non-exclusive basis, executive managerial and other related services with respect to the Company, Marnetics Ltd. and any of its affiliated companies, as may be prescribed from time to time by the board of directors of Marnetics, in consideration for the following:

  To pay a monthly amount in NIS equivalent to US$11,000 (the “Service Fee”), plus value added tax, if applicable, and subject to withholding of taxes at source. Such amount shall be paid within seven (7) days of the submission of a valid tax receipt with respect to services rendered in the previous calendar month. The “NIS equivalent” shall be determined in accordance with the Representative Rate known as of the last day of the month prior to payment. Due to the high level of personal trust and the substantial management skills and discretion required with respect to rendition of the Services, the parties agree that no additional amounts shall be payable to the Representative apart from those detailed below.

  To provide an automobile (the “Vehicle”) for use by the Representative in accordance with the prevailing procedures of the Company. The Representative shall ensure that the Vehicle shall be driven cautiously with due concern for persons and properties. The use of the Vehicle shall be in accordance with all traffic laws and regulations. The Representative shall ensure the proper maintenance of the Vehicle. The Company shall reimburse all actual expenses incurred by the Representative directly in connection with use of the Vehicle, excluding any fines, which are the sole obligation of the Representative to pay in a timely fashion. All tax consequences of the benefits of use of the Vehicle pursuant to this provision shall be borne by the Consultant. The Company is authorized to withhold at source such amounts of income tax, as it deems appropriate in connection therewith.

  The Consultant shall not be entitled to any additional payments with respect to medical, life or disability insurance, Managers Insurance, retirement benefits, or any amounts with respect to severance, recuperation, sickness or vacation or any other amounts whatsoever.

The term of this Agreement shall terminate in December 2002, unless terminated earlier in accordance with this Agreement. One month prior to the expiration of this Agreement, the parties shall commence negotiations with respect to any future relationship.

Either party may terminate this Agreement without cause upon an advance written notice of at least 30 days. In such event, the Consultant shall be entitled to all compensation due for such period and the Consultant shall assist as necessary with respect to the transfer of responsibilities to a person designated by the Company.

For a copy of this Agreement, see “the Company’s Annual Report on Form 20-F Item 7B – Related Party Transactions and Item19 – Exhibit 4.2.”

Recommendation of Board of Directors

            The Board of Directors believes that ratification of the transactions is in the best interest of the Company and its shareholders and therefore, unanimously recommends that the shareholders vote "FOR" the proposal to ratify the Services Agreement with Netlogic Ltd., which is controlled by Menachem Reinschmidt, a major shareholder, director and CEO of the Company.

(c) Extension of Netlogic Ltd. Services Agreement.

            The Board of Directors, after receiving the approval of the Audit Committee, decided to approve the extension of the Netlogic Services Agreement (effective December 2, 2001) with Netlogic Ltd. for another six (6) months, from December 2, 2002 until June 2, 2003. The role of Mr. Reinschmidt during the extension period will be to hold the office of Active Chairman of the Board of Directors on a part-time basis of fifty percent of his time. The duties of the Active Chairman will be to run the Company's strategic issues such as: partnerships, investments and selling the Company's technology and intellectual property. The compensation for such duties will be a monthly gross fee of $5,000 (five thousand dollars) plus Value Added Tax. In addition, the Company will supply Mr. Reinschmidt with a leased Company car and cellular phone for the duration of the extension of the Netlogic Services Agreement.

            For more information about the Netlogic Services Agreement effective December 2, 2001, see the description in the Proxy Statement of Proposal No.7(b) "Netlogic Ltd. Services Agreement, and for a copy of the Netlogic Ltd. Services Agreement effective December 2, 2001, see "the Company's Annual Report on Form 20-F Item 7B - Related Party Transactions and Item19 - Exhibit 4.2."

Recommendation of Board of Directors

            The Board of Directors believes that ratification of the transactions is in the best interest of the Company and its shareholders and therefore, unanimously recommends that the shareholders vote "FOR" the proposal to ratify the Extension of the Services Agreement with Netlogic Ltd., which is controlled by Menachem Reinschmidt, a major shareholder, director and CEO of the Company.

PROPOSAL NO. 8
Approval of the Company's Operational Plan for the years 2002, 2003

            The following is a summary of the Company's working plan for the years 2002, 2003.

            During the year 2002 the Company has launched its ProsperaTM product line, which currently contains 2 products: Prospera MegaLink and Prospera Expert. The Company also introduced a new service for IP networks "NetQA" that enables enterprises the complete check and analysis of their IP traffic. With the NetQA analysis the customer can locate hidden performance problems in his network and verify the Quality of Service provided mainly by the enterprise's mission critical application. The Company signed several distribution agreements with distributors in Israel and in the Far East. The Company will concentrate most of its marketing efforts towards the sales of the Prospera Expert with the accompanied complimentary NetQA services.

            The Company expects that its operating budget for the year 2002 will be $1.6 million. The Company expects that almost 40% of this budget will be R&D expenses and 20% of the budget will be M&S expenses.

            The Company started to reduce its operating staff and expenses, during the fourth quarter of 2002, in order to form a special "Expert-NetQA" team of six employees that will be composed of: one sales person, one R&D-Team leader, one software engineer, one QA programmer, one GUI programmer and one technical support.

            This team will act as a profit center inside the Company and will be budgeted for a maximum exposure of up to $120,000 to the Company during the year 2003. The goal of the team will be to reach break-even point at the end of Q2/03 and to reach a year-break-even point for 2003. There will be a profit sharing agreement with the employees in the team, according to business performance, as will be considered and approved by the Company's management.

            The Company will employ one active Chairman on a part-time basis of fifty percent. The company will employ one Chief Financial Officer that will act also as an Acting Chief Executive Officer/Acting Chief Operating Officer of the Company.

            The Company will budget this operation for the year 2003 in the sum of up to $150,000. Other Sales, General and Administration expenses will be budgeted in the year 2003 in the sum of $380,000. The Company will devote part of its efforts for raising new working capital to support the Company's subsidiary Marnetics Ltd.

            The Company will budget the sum of $50,000 for market research and exploring new opportunities for the Company, including but not limited, to launching new products, merger and acquisition agreements, new ventures, and entering into new markets.

             The Operational Plan for the years 2002, 2003 has been prepared assuming normal course of business in the Company, thus no effect of possible outcome of any of the LEGAL PROCEEDINGS AND FINANCIAL THREATS has been implemented in the plan.

             The Company will try to integrate the technology of Infotier.com Ltd into the Prospera Expert. Marnetics Ltd. will pay Infotier only royalties of five percent from any revenues generated to Marnetics Ltd. by the sale of Marnetics Ltd.'s products integrated with Infotier products.

Summary of Expenses for the year 2003:
Expert-NetQA team maximum cost              $120,000
Management expenses                         $150,000
G&A and M&S expenses                        $380,000
Budget for Market Research                  $ 50,000
Total Expenses                              $700,000

            The management of the Company is recommending to the shareholders to decide in favor of the Company's Operational Plan for the years 2002 and 2003 as presented, for the following main reasons:

  This alternative will preserve the business potential of the past considerable investments in the advanced technology that was developed in the Company and its intellectual property.

  The Company will preserve its business relationships with its current partners, distributors, and key employees who are crucial for any future developments in the Company.

  This alternative could lead to a profitable profit center that will be a basis for future internal growth.

  A profitable profit center with the public listing of the shares of the Company will be a better basis for fund raising or a future merger and acquisition transaction.

  The suggested structure is modular and can be duplicated to other geographic markets, upon success in the future, with minimum cost.

  The suggested alternative will minimize the cash consumed by the operation of the company as to ensure enough cash flow for operating activities until Q4/2003.

  This alternative has an intrinsic flexibility, which will allow the Company’s management to modify it as a result of any future circumstances.

Recommendation of Board of Directors

            The Board of Directors believes that approval of the Company's Operational Plan for the years 2002, 2003 is in the best interest of the Company and its shareholders and therefore, unanimously recommends that the shareholders vote "FOR" the approval of the Company's Operation Plan for the years 2002, 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table identifies, as of October 23, 2002, certain information with respect to the beneficial ownership of securities of the Company of each person or entity by the Company to be the beneficial owner of five percent (5%) or more of the Ordinary Shares of the Company:

                                                                         Amount and Nature of
                                                                       Beneficial Ownership(1)

         Name and Address of Beneficial Owner                        Number                   Percent(2)

         Linkware Ltd.
         3 Hadror Street
         P.O. Box 73
         Hod Hasharon 45100 Israel                                   1,740,575(3)             18.7%

         Dov Strikovsky
         83 Akiva Street
         Ra'anana, Israel
                                                                     1,015,714(4)             10.9%

         ECI Telecommunications Ltd.
         34 Hasivim Street
         Kiryat Aryeh Industrial Park
         Petach Tikva Israel                                         1,187,439(5)             12.8%

         STI Ventures Investments No. 2 B.V
         Hullenbergweg 379
         1101 Cr. Amsterdam
         Zuide - Oost
         The Netherlands                                             1,180,907                12.7%

         Prime Technology Ventures NV
         Stroombaan 6-8
         1181 VX Amstelveen,
         The Netherlands                                                630,550               6.8%
(1)	The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days after October 23, 2002, through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power, or shares such power with his or her spouse, with respect to all shares of capital stock listed as owned by such person or entity. This does not include (i) an unallocated pool (including prior to merger) of 460,722 options and (ii) 247,707 un-vested options to employees, in the calculation of the percentages.

(2)	Based on 7,362,390 Ordinary Shares outstanding as of October 23, 2002 and 1,934,893 options, which are presently or will become exercisable within 60 days after October 23, 2002.

(3)	Includes 302,266 shares that may be acquired pursuant to options that are presently or will become exercisable within 60 days at an exercise price of par value per share.

(4)	Includes 580,000 shares that may be acquired pursuant to options with an exercise price of $3.00 per share, which are presently or will become exercisable within 60 days by O.S.I Limited, which is controlled by a trust, the beneficiaries of which are family members of Dov Strikovsky.

(5)	Does not include 567,500 shares that could have been acquired pursuant to an option with an exercise price of $2.992 per share that expired on August 30, 2001. There was no extension to the option.

            As of October 17, 2002, 1,008,809 Ordinary Shares of the Company were held of record in the United States. Such Ordinary Shares were held by five (5) record holders and represented 13.7% of the total Ordinary Shares then outstanding (10.9% on fully diluted basis). On October 17, 2002, 6,353,581 of the Ordinary Shares were held of record outside of the United States. Such shares were held by seventeen (17) record holders and represented 86.3% (89.1% on a fully diluted basis) of the total Ordinary Shares outstanding. Since brokers or other nominees held 927,546 of these Ordinary Shares, the number of record holders in the United States may not be representative of the number of beneficial holders or where the beneficial holders are resident.

            During 2001, 1,084,500 options granted to Marnetics certain shareholder were expired unexercised. According to the agreement such options have to be divided between the formers shareholder of Marnetics. The Company issued without consideration 955,057 shares and 129,433 options that were divided according to the agreement.

            The following table sets forth certain information as of October 23, 2002, with respect to the beneficial ownership of shares of Ordinary Shares by each of the Company's directors and executive officers, individually, and the directors and executive officers of the Company as a group, assuming conversion of all convertible debt or preferred stock and exercise of all warrants and stock options by such person and only by such person.

                                                                   Amount and Nature of
                                                                   Beneficial Ownership(1)
                                                           Number of             Percent
         Name of Beneficial Owner                          Shares                of Class(2)
Menachem Reinschmidt, Director and CEO                1,740,575(3)               18.7%

Pekka Roine, Director                                   630,550(4)                6.8%

Moshe Rubin, External Director                             --                      --

David Sheetrit, Director and COO                         27,803(5)                  *

Ilan Hadar, CFO                                          17,000(6)                  *

Hanoch Newman, VP R&D                                    35,428 (7)                 *

All Officers and Directors as a Group
(6 individuals)                                          2,451,356               26.4%
*Less than 1%

(1)	The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days after October 23, 2002, through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power, or shares such power with his or her spouse, with respect to all shares of capital stock listed as owned by such person or entity. This does not include an unallocated pool (including prior to merger) of 460,722 options in the calculation of the percentages nor 247,707 unvested options of employees.

(2)	Based on in 7,362,390 Ordinary Shares outstanding as of October 23, 2002 and 1,934,893 options, which are presently or will become exercisable within 60 days after October 23, 2002.

(3)	Menachem Reinschmidt is a controlling shareholder of Linkware Ltd. and, as such, has the ability to control the voting and disposition of the securities owned by such company. Mr. Reinschmidt disclaims beneficial ownership of such shares. Includes 302,266 shares that may be acquired pursuant to options, which are presently or will become exercisable within 60 days by Linkware Ltd. at an exercise price of par value per share.

(4)	Pekka Roine is general partner of Prime Technology Ventures NV and, as such, has the ability to control the voting and disposition of the securities owned by such company. Mr. Roine disclaims beneficial ownership of such shares.

(5)	Includes 27,083 shares that may be acquired pursuant to options, which are presently or will become exercisable within 60 days. Mr. Sheetrit has an option to acquire 2% of Linkware Ltd. Out of which 1% are presently or will become exercisable within 60 days after October 23, 2002.

(6)	Includes 17,000 shares that may be acquired pursuant to options, which are presently or will become exercisable within 60 days.

(7)	Includes 35,428 shares that may be acquired pursuant to options, which are presently or will become exercisable within 60 days.

CERTAIN TRANSACTIONS

Sale of Electrical Business

            Effective March 2001 the Company sold to Idan Millenium Investments and Assets Ltd., a company under the control of Mr. Strikovsky, all the fixed assets, inventories, other assets and liabilities and related goodwill, in the amount of $2,000,000, relating to the electrical operations for a consideration of $597,000. The consideration is payable in 25 monthly installments of $24,000 commencing February 1, 2002. In May 2002 the Company signed an addendum with Idan Millenium Investments and Assets Ltd to change the terms of payments to such that the first 11 installments will be reduced to $7,000 each and the remaining 14 installments will be of $37,000. In addition, the Purchaser has also assumed approximately $715,000 of liabilities related to the Electrical Business. The Company, considering the collectability probability, decided to establish an allowance on the amount not yet collected. See "the Company's Annual Report on Form 20-F Item 8B - Significant Changes."

Speedwise Technologies Ltd.

            In April 2001, Marnetics Ltd. entered into a software license agreement with Speedwise Technologies Ltd., a company in which Marnetics Ltd. owns 13.12% interest. See "the Company's Annual Report on Form 20-F Item 4B - Licensing Arrangements."

            In July 2001, Marnetics Ltd. entered into an OEM agreement with Speedwise Technologies Ltd., a company in which Marnetics owns 13.12% of its outstanding shares. See "the Company's Annual Report on Form 20-F Item 4B - Customers." The OEM agreement was cancelled in November 2001. Combination Transaction

            Effective December 31, 2000, Stav Electrical Systems (1994) Ltd. acquired Marnetics Ltd. pursuant to the terms of that certain share exchange agreement among the Company, Marnetics Ltd. and the security holders of Marnetics Ltd. Upon the closing of that transaction, certain entities and individuals affiliated with the Company, including Dov Strikovsky, a principal shareholder and the former Chief Executive Officer of the Company or entities affiliated with Mr. Strikovsky, received options to purchase up to 400,000 Ordinary Shares of the Company.

Assignment of Bank Debt

            On May 9, 2001 an agreement was signed between the Company and Bank Hapoalim Ltd. ("Bank") with respect to the Company's debt to the Bank in the amount of $3,127,000 (the "Debt"). In accordance with the Bank agreement, the Bank has agreed to release the Company from its obligation to repay the Debt and to cancel the floating charge and liens registered in favor of the Bank on properties of the Company provided that, by May 31, 2001 the Company shall pay $954,000 to the Bank on account of the Debt (the "Repaid Amount") and in addition the Company shall have assigned to the Bank all its rights with respect to the debt of the municipality of Hod Hasharon to the Company in the amount of $2,173,000. The Company paid the $954,000 and made the assignment in the aforesaid amount.

            In addition, the Company has provided the Bank with a guarantee of up to $716,000, which decreases in the ratio of NIS 1:2 paid on account of the outstanding debt of Hod Hasharon. Until May 31, 2002, the Bank committed not to claim the guaranty from the Company, but if legal procedures to collect the debt from the municipality of Hod Hasharon were to begin, the Bank has committed not to claim the guarantee from the Company until November 30, 2002.

Indemnification by Significant Shareholder

            1.   Following the Bank agreement, on June 30, 2001 an agreement was signed between Mr. Strikovsky and the Company pursuant to which Strikovsky agreed to reimburse the Company for the Repaid Amount and any additional amount that the Company may have to pay to the Bank if the Bank exercises the guarantee related to the debt of Hod Hasharon. The reimbursement amount of $954,000 is due and payable to the Company and will be paid in monthly installments of $48,000 commencing on June 1, 2004 until paid in full. All amounts due and payable to the Company are linked to the Israeli CPI and bear interest of 4% per annum. The reimbursement amount of $954,000 was not yet recognized as the probability of its realization is in doubt.

            2.   In connection with the Stav/Marnetics transaction and pursuant to an amendment to the share exchange agreement, Mr. Strikovsky granted an indemnification to the former shareholders of Marnetics Ltd. against certain losses or damages related to the Electrical Business and had deposited 200,000 shares of the Company held by him in escrow as security for his indemnification obligations.

            3.    During the audit of the financial statements of Stav Electrical Systems (1994) Ltd. for the year ended December 31, 2000, it was discovered that excess advances were paid to certain suppliers in the amount of $0.5 million. On June 30, 2001, Mr. Strikovsky, the Company and the former shareholders of Marnetics Ltd. entered into a separate indemnification agreement that further defined, clarified and expanded the terms of the initial indemnification, added indemnification obligations related to the bank debt assignment (as described above) and provided for an additional 100,000 shares of the Company held by Mr. Strikovsky to be held in escrow as security for such indemnification obligations. Under this indemnification agreement, Mr. Strikovsky agreed to:

  Reimburse the Company for US $954,000 which is the amount the Company has paid to the bank pursuant to the debt assignment described above, to be paid in monthly installments of US $48,000 commencing June 1, 2004 until paid in full. All amounts due and payable to the Company are linked to the Israeli CPI and bear interest of 4% per annum. The reimbursement amount of $954,000 was not yet recognized as the probability of its realization is in doubt; and

  Guaranty the repayment of $0.5 million to the Company by certain suppliers of the Company in connection with excess advances made to such suppliers by the Company in the year-ended December 31, 2000. Such sum was paid to the Company in July 2001 by realization of bank guarantees in favor of the Company.

  To indemnify the Company for any amount it may pay to Bank Hapoalim in the future under the guarantee granted by the Company in favor of the bank under the debt assignment or for any losses the Company may incur in connection with such debt assignment documents.

            4.   The Company, under its former name, and Mr. Dov Strikovsky were named as co-defendants in a claim for specific performance of an agreement allegedly entered into by the Company and the plaintiff, Ananda Capital Partners, Inc., in April 1999 as well as damages as a result of a breach of the agreement. The Company did not appear or defend the lawsuit because it did not receive notice of its commencement or any of the subsequent proceedings. On July 2, 2001, due to the fact that no defense and/or reply were provided by the co-defendants, judgment was entered against the Company and Mr. Dov Strikovsky in the amount of $725,000. On February 7, 2002, the Company filed a motion to vacate the judgment and on February 27, 2002 the court rejected the motion. The Company filed the appropriate papers to bring an appeal to the rejection of the motion to vacate the judgment. These papers were filed on August 5, 2002. It is expected that decision on the appeal will be issued by the court in or about October 2002. On December 5, 2001, Mr. Dov Strikovsky gave an undertaking to indemnify the Company for all legal fees, expenses and court costs arising out or in connection with this claim. The Company has established an allowance in the amount of $750,000 to provide for its possible exposure.

Loans to Significant Shareholder and Former Director and Officer

            The Company has, from time-to-time, made loans to Dov Strikovsky during the period of time he was Chairman of the Board of Directors, President, and Chief Executive Officer of the Company. At December 31, 1997, 1998, and 1999 the amount of such loans outstanding was US $1,151,000, US $1,443,000 and US $1,570,000 respectively. Such loans did not bear interest through December 31, 1997 (such loans currently linked to the Israeli Consumer Price Index and bear interest at the rate per annum equal to LIBOR plus 2%). In addition, during 1999 and 2000, the Company inadvertently made excess advances to Mr. Strikovsky. Upon discovery of this error, Mr. Strikovsky started to repay to the Company the amount of such excess advances.

            In preparation for its initial public offering, in April 1998, the Company entered into an agreement with Mr. Strikovsky which provided that he would pay interest only on such loans through October 1, 1998 and will amortize the principal amount, and pay interest thereon, commencing on January 1, 2000 and terminating on December 31, 2003. In September 1998, such agreement was superceded by an agreement pursuant to which Mr. Strikovsky agreed to repay such loans together with the interest thereon, on or prior to November 25, 2000, subject to extension in the sole discretion of the disinterested members of the Board of Directors of the Company. Mr. Strikovsky applied the net proceeds of the sale in the Company's initial public offering of a number of his Ordinary Shares, approximately US $522,000, and also agreed to apply 50% of all dividends paid, net of taxes, on the Ordinary Shares owned by him to the prepayment of such loans. Pursuant to the September 1998 agreement, in 1999, the disinterested members of the Company's Board of Directors voted to extend the repayment terms of the net loan. The loan is currently payable in eight annual installments, which commenced in December 31, 2000 and shall be repaid in full by December 31, 2007. Payment was made by way of applying Mr. Strikovsky's net proceeds of the sale in the Company's initial public offering in the amount of $522,000. In September 1999, a dividend was paid to Mr. Strikovsky in the sum of $90,000, and he applied half of this amount, $45,000, towards repayment of the loan.

            During August, September 2002 Mr. Strikovsky paid the Company sum of $225,000. This amount credited first against the balance of its currents account in the sum of $87,000 and the sum of $138,000 was credited against the balance due of the loan.

            Mr. Strikovsky did not make further payments towards this loan. The balance due of the loan is $134,000. The Company notified Mr. Strikovsky of its default and is considering its future legal actions and conducting an ongoing negotiation with Mr. Strikovsky.

            At December 31, 2001 the Company reassessed the collectability of the net loan, in the amount of $1,228,000 granted to Mr. Strikovsky in previous years, in accordance with provisions of SFAS No. 114 "Accounting by Creditors for Impairment of a Loan", and resolved, considering the probability of its collectability, to establish a loan loss allowance for the entire amount. Income from impaired loan will be recorded using the cash method.

OEM Agreement between Marnetics Ltd. and Infotier.com Ltd.

            During October 2002, the Company approved the principles for an OEM agreement with Infotier.com Ltd. ("Infotier") to enable Marnetics Ltd., a fully owned subsidiary, to use the intellectual property of Infotier and integrate it into Marnetics Ltd.'s line of products, especially into the Prospera Expert. Marnetics Ltd. will pay Infotier only royalties of five percent from any revenues generated to Marnetics Ltd. by the sale of Marnetics Ltd.'s products integrated with Infotier products. The royalties will be paid up to an aggregate amount of $300,000.

            The agreement will be for a term of five years and will grant Marnetics Ltd. exclusivity for the first year. Infotier will supply the IP without any warranty or the ability to support it in the long run. Marnetics Ltd. will be able to approach Infotier's former employees and hire them to work for it.

            Linkware Ltd., a company under the control of Mr. Menachem Reinschmidt, a major shareholder, director and chief executive officer of the Company, owns forty five percent of the outstanding shares of Infotier. The Board of Directors has approved the agreement in principal.

            The management of the Company believes that integrating the intellectual property of Infotier into the Prospera line of product will enhance the possibilities of use of the product and will increase the marketing potential of Marnetics Ltd.'s line of products.

Inter Company Loan Agreement

            During September 2002 the Company signed a loan agreement with Marnetics Ltd, a fully owned subsidiary, where as Marnetics Ltd will grant the Company a loan of up to $500,000. The principle of the loan will be linked to the changes in the Israeli CPI. The interest was set to 4% annually. The loan will be paid until December 31, 2005. In order to secure the repayment of the loan, the Company agreed to pledge in favor of marnetics Ltd. the amounts that will be collected from the account of the "Loans to Significant Shareholder and Former Director and Officer" in the amount of $1,228,000.

LEGAL PROCEEDINGS

Ananda Capital Partners, Inc.

            The Company, under its previous name, and Mr. Dov Strikovsky were named as co-defendants in a claim for specific performance of an agreement allegedly entered into by the Company and the plaintiff, Ananda Capital Partners, Inc., in April 1999 as well as damages as a result of a breach of the alleged agreement. The Company did not appear or defend the lawsuit because it did not receive notice of its commencement or any of the subsequent proceedings.

            On December 5, 2001, Mr. Dov Strikovsky gave an undertaking to indemnify the Company for all legal fees, expenses and court costs arising out or in connection with this claim. The Company has established an allowance in the amount of $750,000 to provide for its possible exposure.

            On July 2, 2001, due to the fact that no defense and/or reply were provided by the co-defendants, judgment was entered, by the Supreme Court of the State of New York, against the Company and Mr. Dov Strikovsky in the amount of $725,000. On February 7, 2002, the Company filed a motion to vacate the judgment and on February 27, 2002 the court rejected the motion. The Company has been informed by US counsel that the court has yet to schedule a date for oral arguments but that they expect those to be heard sometime in November 2002.

            During June 2002 the plaintiff filed a request of enforcement with the District Court of Tel Aviv, Israel, asking to enforce the judgment against the Company and Mr. Dov Strikovsky in the amount of $725,000 in Israel.

            The Company filed the appropriate papers to bring an appeal to the rejection of the motion to vacate the judgment. These papers were filed July 2002.

            On September 10, 2002, the District Court of Tel Aviv, Israel agreed to grant the Company an extension of thirty days to file its motion to contest the enforcement of the judgment from the date of the Israeli court's decision regarding the motion to dismiss the enforcement of judgment claim.

Municipality of Hod Hasharon

On May 9, 2001 an agreement was signed between the Company and Bank Hapoalim, Ltd. with respect to the Company’s debt to the Bank in the amount of $3,127,000. See in the Proxy “Certain Transactions- Assignment of Bank Debt”. After the consummation of the Bank Agreement, the Company was informed that the municipality of Hod Hasharon is delaying the payments due to the Bank. As a consequence the Company is carrying out negotiation with the municipality of Hod Hasharon for the repayment of the debt including interest accrued thereon. The legal advisor of the Company in a letter dated June 6, 2002 wrote that the present negotiations by the lawyers of the Company with the lawyers representing the municipality of Hod Hasharon can be considered to be legal procedures and that the guaranty can be considered extended under the Bank agreement until November 30, 2002.

Demand Letter

On December 4, 2001, Yossi Tessler and Lavni Krasni, shareholders in the Company sent to Menachem Reinschmidt, a major shareholder, director and CEO of the Company, a demand letter with claims regarding information published by the Company regarding the BITmax Line of Products, in the Proxy Statement filed in November 17, 2000. Menachem has rejected these claims and the so-called damages being claimed. As of the date of June 30, 2002, to the best of the knowledge of the Company no action has been taken by the proposed claimants. On September 14, 2001, by way of a Shareholders Meeting, Marnetics Ltd.‘s shareholders approved a resolution to indemnify Menachem Reinschmidt in respect to the demand letter sent by Advocate Yori Nehustan on behalf of Yossi Tessler and Lavie Krasni, in accordance with the provisions and limitations set out in the Companies Law 5759-1999.

AVAILABLE INFORMATION

            The Company (formerly named Stav Electrical Systems (1994) Ltd.) is subject to certain of the informational requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated there under and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Washington, D. C. 20549 and at the Regional Offices thereof at 233 Broadway, New York, New York and at 175 West Jackson Boulevard, Suite 900, Chicago, Illinois. Copies of such information can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N. W., Washington, D. C. 20549 at prescribed rates. In addition, beginning in July 2001 the Company began filing its reports with the Commission electronically and any reports, proxy statements and other information filed by the Company after such date may also be inspected the Commission's web site at www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

            The Company Annual Report on Form 20-F for the year ended December 31, 2001, is incorporated by reference herein. All documents filed by the Company with the Commission pursuant to the Exchange Act after the date hereof and prior to the date of the General Meeting shall be deemed to be incorporated by reference herein and shall be a part hereof to the extent that a statement contained herein (or in any other subsequently filed document with also is incorporated by reference herein) modifies or supersedes such statement.